
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Service
Merchandise Company, Inc. Form 10-K for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements and accompanying notes to the financial statements detailed in Exhibit 13 of the Form 10-K which is incorporated by reference in Part II of the Form 10-K.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>             YEAR                    YEAR
<FISCAL-YEAR-END>                    DEC-31-1995             JAN-01-1995
<PERIOD-START>                       JAN-02-1995             JAN-02-1994
<PERIOD-END>                         DEC-31-1995             JAN-01-1995
<CASH>                                   177,314                 173,264
<SECURITIES>                                   0                       0
<RECEIVABLES>                             56,384                  58,351
<ALLOWANCES>                               2,763                   3,217
<INVENTORY>                            1,034,467               1,004,282
<CURRENT-ASSETS>                       1,290,679               1,260,458
<PP&E>                                 1,215,121               1,179,326
<DEPRECIATION>                           587,008                 532,622
<TOTAL-ASSETS>                         1,940,570               1,926,902
<CURRENT-LIABILITIES>                    925,654                 969,762<F1>
<BONDS>                                  623,286                 618,423
<PREFERRED-MANDATORY>                          0                       0
<PREFERRED>                                    0                       0
<COMMON>                                  99,686<F2>              99,818<F2>
<OTHER-SE>                               336,899                 286,467
<TOTAL-LIABILITY-AND-EQUITY>           1,940,570               1,926,902
<SALES>                                4,018,525               4,050,381
<TOTAL-REVENUES>                       4,108,525               4,050,381
<CGS>                                  3,042,103               3,079,350
<TOTAL-COSTS>                          3,042,103               3,079,350
<OTHER-EXPENSES>                         816,123<F3>             795,334<F3>
<LOSS-PROVISION>                               0                       0
<INTEREST-EXPENSE>                        79,129                  74,762
<INCOME-PRETAX>                           81,170                 100,935
<INCOME-TAX>                              30,845                  39,365
<INCOME-CONTINUING>                       50,325                  61,570
<DISCONTINUED>                                 0                       0
<EXTRAORDINARY>                                0                 (5,415)
<CHANGES>                                      0                       0
<NET-INCOME>                              50,325                  56,155
<EPS-PRIMARY>                               0.50                    0.55
<EPS-DILUTED>                               0.50                    0.55

<F1>Certain prior period amounts have been reclassified for comparative purposes.
<F2>Amount represents the number of shares of $0.50 par value common stock issued and outstanding.
<F3>Amount includes I) depreciation and amortization and II) selling, general and administrative expenses.

